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                                                      JONATHON P. REUBEN, CPA
                                                      An Accountancy Corporation
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                               23440 Hawthorne Blvd. Suite 270 Torrance CA 90505
                                             (310) 378-3609 . FAX (310) 378-3709



              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


eUNIVERSE, INC.
101 North Plains Industrial Road
Wallingford, Connecticut 06492



The undersigned consents to the use of its opinion dated April 9, 1999, relating to the financial statements of Cases Ladder, Inc. and to the reference to the firm under "Experts," all as included in the Registration Statement on Form 10.



Date: June 11, 1999      s/s Jonathon P.Reuben CPA
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                                    Jonathon P. Reuben, C.P.A.